Exhibit 32.1

Certification of Principal Executive Officer

In connection with the filing of the Annual Report on Form 10-K (the “Report”) of PureSafe Water Systems, Inc. (the “Registrant”) for the year ended December 31, 2008, I, Leslie J. Kessler, the Chief Executive Officer of the Registrant, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 14, 2009	/s/ Leslie J. Kessler
Leslie J. Kessler